Exhibit 99.1

Transocean Ltd. Receives NYSE Continued Listing Standard Notice

STEINHAUSEN, Switzerland – October 16, 2020 – Transocean Ltd. (NYSE: RIG) announced today that it received formal notice from the New York Stock Exchange (the “NYSE”) of non-compliance with NYSE continued listing standards. Transocean received the notice because the average closing price of its shares fell below the minimum of $1.00 per share during a consecutive 30 trading-day period. The Company is in compliance with all other NYSE continued listing standards.

Transocean intends to cure the deficiency and regain compliance with NYSE’s listing standard. In general, the NYSE rules provide a period of six months from the date of the formal NYSE notice to regain compliance with the minimum share price criteria. Compliance with the NYSE listing standard can be attained at any time during the six-month cure period if a company’s shares have a closing price of at least $1.00 per share on the last trading day of any calendar month during the cure period and an average closing price of at least $1.00 per share during the 30 trading-day period ending on the last trading day of that month.

Transocean is evaluating all available options to regain compliance with the NYSE’s continued listing standards, which may include transactions that are subject to approval of Transocean’s shareholders. In such a case, Transocean would have until its next annual meeting of shareholders to obtain shareholder approval for such action, notwithstanding the six-month cure period referenced above. Transocean would be required to implement the action promptly after receiving shareholder approval, and the minimum share price requirement will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the 30 trading days following the implementation of such action.

During the period of non-compliance, subject to Transocean’s continued compliance with other NYSE listing requirements, the Company’s shares will continue to be traded on the NYSE under the symbol “RIG” with an added designation of “.BC” (which indicates the shares are below compliance). If Transocean is unable to cure the deficiency within the time periods referenced above, the NYSE may initiate procedures to suspend and delist its shares.

The current NYSE notification does not impact Transocean’s ongoing business operations or its U.S. Securities and Exchange Commission reporting requirements, and it does not result in a default under any of its material debt agreements.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. Transocean specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 38 mobile offshore drilling units, including 27 ultra-deepwater floaters and 11 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exhibit 99.1

Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “may,” “intends,” “would,” “if,” “expect,” or other similar expressions. Forward-looking statements, including those relating to continued compliance, regaining compliance, timing to do so, effects, impacts or results of the NYSE notice of non-compliance, are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the future trading price of the company’s shares, reactions by securityholders, the ability of the company to obtain shareholder approval for any action that may be necessary for the company to regain full compliance with NYSE listing standards, any particular option that may be chosen by the company to regain such compliance and the required steps of such option, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2019, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contact:

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647